EXHIBIT 33.3

Perpetual Trustee Company Limited ABN 42 000 001 007 Level 12 Angel Place 123 Pitt Street Sydney GPO Box 4172 SYDNEY NSW 2001 Australia DX 365 Sydney Telephone 02 9229 9315 Facsimile 02 8256 1406

ASSESSMENT OF COMPLIANCE REPORT

1.	Perpetual Trustee Company Limited (the “Asserting Party”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d)(2)(ii), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of the Securities and Exchange Commission’s Regulation AB, as of March 31, 2013 and for the period from 11 October 2012 (the date of issuance of the SMART ABS Series 2012-4US Trust transaction subject to the requirements of Regulation AB) through 31 March 2013 (the “Reporting Period”). The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as issuer trustee that are backed by the same asset type backing the class of asset-backed securities of the SMART ABS Series 2012-4US Trust and that were registered with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the “Platform”).

2.	Except as set forth in paragraph 3 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

3.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform.

4.	The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of March 31, 2013 and for the Reporting Period with respect to the Platform taken as a whole.

5.	KPMG, a registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

Date 5 June 2013

Perpetual Trustee Company Limited

By:	/s/ Mark Dickenson

Name:	Mark Dickenson

Title:	Acting General Manager